Exhibit 8

                                  SUBSIDIARIES

     We are a holding company for the following principal subsidiaries as at December 31, 2002:

                                                                                Equity interest
                                                                                attributable to
            Name of company:                        Place of incorporation           PCCW
Pacific Century Systems Limited                          Hong Kong                  100%
Carlyle International Limited                            Hong Kong                  100%
Corporate Access Limited                                 Cayman Islands             100%
Cyber-Port Limited                                       Hong Kong                  100%
Cyber-Port Management Limited                            Hong Kong                  100%
PCCW (Beijing) Limited                                   PRC                        100%
Beijing Jing Wei House and Land Estate
   Development Co., Ltd.                                 PRC                        100%

Partner Link Investments Limited                         British Virgin Islands     100%
Pacific Convergence Corporation, Ltd.                    Cayman Islands             100%
Pacific Century CyberWorks Japan Co., Ltd.               Japan                      76.13%
PCCW Business eSolutions Limited                         Hong Kong                  100%
PCCW Business eSolutions (HK) Limited                    Hong Kong                  100%
PCCW-HKT Business Services Limited                       Hong Kong                  100%
PCCW-HKT Consumer Services Limited                       Hong Kong                  100%
PCCW-HKT Limited                                         Hong Kong                  100%
PCCW-HKT Network Services Limited                        Hong Kong                  100%
PCCW-HKT Products & Services Limited                     Hong Kong                  100%
PCCW-HKT Telephone Limited                               Hong Kong                  100%
Power Logistics Limited                                  Hong Kong                  100%
PCCW Directories Limited                                 Hong Kong                  100%
Taiwan Telecommunication Network Services Co., Ltd.      Taiwan                     56.56%
Integrated E-Commerce Development (Shenzhen) Limited     PRC                        100%
Netplus Telecommunications Taiwan Ltd.                   Taiwan                     100%
PCCW IMS Limited                                         Hong Kong                  100%
PCCW Powerbase Data Center Services (HK) Limited         Hong Kong                  100%
PCCW Teleservices (Hong Kong) Limited                    Hong Kong                  100%
PCCW Teleservices Operations (Hong Kong) Limited         Hong Kong                  100%
PCCA Pte Ltd                                             Singapore                  100%
Omnilink Technology Limited                              British Virgin Islands     76.43%
Cascade Limited                                          Hong Kong                  100%